                                                                  EXHIBIT 5
                                                                  ---------

                                  [LETTERHEAD]

                                  June 28, 1996
                                     22628-1

Chadwick's of Boston, Ltd.
35 United Drive
West Bridgewater, MA  02379

Ladies/Gentlemen:

         Reference is made to the Registration Statement on Form S-1 (File No. 333-4427) and the Prospectus constituting Part I thereof (the "Registration Statement"), which Chadwick's of Boston, Ltd., a Delaware Corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 10,649,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), consisting of: (i) 9,260,000 shares of Common Stock to be sold by The TJX Companies, Inc. ("TJX"); and (ii) 1,389,000 shares to be sold by TJX if Salomon Brothers Inc and Goldman, Sachs & Co., as representatives of the underwriters (the "Representatives"), exercise in full an over-allotment option granted to them.

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, its By-laws, certain corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

         Based upon the foregoing, and in reliance upon information from time to time furnished to us by the officers, directors and agents of the Company and TJX, we are of the opinion that the shares of Common Stock to be sold by TJX, when issued by the Company pursuant to the terms of the Transfer Agreement (as defined in the Registration Statement) and sold upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while said Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                             Very truly yours,

                                             /s/ Nutter, McClennen & Fish, LLP

                                             Nutter, McClennen & Fish, LLP